SECOND AMENDMENT TO CREDIT AGREEMENT


     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Agreement") is made as of this 24th day of November, 2000 between C-COR.NET CORP., a Pennsylvania corporation ("C-Cor"), BROADBAND CAPITAL CORPORATION, a Delaware corporation ("Broadband," and collectively with C-Cor, the "Borrowers"), THE UNDERSIGNED BANK PARTIES (individually a "Bank" and collectively, the "Banks") and MELLON BANK, N.A., a national banking association, as agent for the Banks (the "Agent").


                              W I T N E S S E T H :


     WHEREAS, the Borrowers, the Banks and the Agent are parties to a Credit Agreement dated as of August 9, 1999, as amended by that certain First Amendment to Credit Agreement dated as of December 29, 1999 (as so amended, the "Credit Agreement"), pursuant to which the Banks agreed to extend to the Borrowers a Twenty Million Dollar ($20,000,000.00) revolving credit facility, a Fifty Million Dollar ($50,000,000.00) standby acquisition facility and a Two Million Five Hundred Thousand Dollar ($2,500,000.00) term loan (Capitalized terms used herein but not defined in this Agreement shall have the meanings ascribed to them in the Credit Agreement.);

     WHEREAS, the Borrowers have repaid the Term Loan in full;

     WHEREAS, the Borrowers have requested that the Credit Agreement be amended in order to extend the Revolving Credit Expiration Date and the Standby Facility Expiration Date; and

     WHEREAS, the Agent and the Banks are willing to grant such request, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound, the Borrowers, the Agent and the Banks hereby covenant and agree as follows:

     1. Amendments. Upon the execution and delivery by the Borrowers and the Banks of this Agreement, the Credit Agreement shall be amended as follows:

     (a) The definition of Revolving Credit Expiration Date set forth in Section
1.01 of the Credit Agreement is deleted in its entirety and replaced with the following:

     "Revolving Credit Expiration Date" shall mean November 29, 2001.

     (b) The definition of Standby Facility Expiration Date set forth in Section
1.01 of the Credit Agreement is deleted in its entirety and replaced with the following:

     "Standby Facility Expiration Date" shall mean November 29, 2001.

     (c) The pricing grid set forth subsection (a) of Section 2.05, Interest Rates, shall be deleted in its entirety and replaced with the following:

----------------------------------------------------------------------------------------------------------------------
                                                            Applicable Margin
----------------------------------------------------------------------------------------------------------------------
      Funded            Revolving         Revolving     Standby Facility     Standby Facility       Swingline Loan
   Indebtedness          Credit,         Credit and         Term Loan           Term Loan           Fed Funds Rate
 to EBITDA Ratio     Swingline Loan,       Standby      Prime Rate Option   LIBOR Rate Option           Option
                       and Standby      Facility Loan
                      Facility Loan      LIBOR Rate
                    Prime Rate Option      Option
----------------------------------------------------------------------------------------------------------------------
Less than 1.00           (0.50%)            0.60%            (0.50%)              0.75%                 1.00%
----------------------------------------------------------------------------------------------------------------------
Greater than or          (0.50%)            0.75%            (0.50%)              0.90%                 1.15%
equal to 1.00 and
less than 1.50
----------------------------------------------------------------------------------------------------------------------
Greater than or          (0.25%)            .90%             (0.25%)              1.05%                 1.30%
equal to 1.50 and
less than 2.25
------------------- ------------------ ---------------- ------------------ --------------------- ---------------------

     (d) Subsection (a) of Section 7.01, Financial Covenants, shall be deleted in its entirety and replaced with the following:

          (a) Funded Indebtedness to EBITDA Ratio. As of the last day of each fiscal quarter, the Funded Indebtedness to EBITDA Ratio, as measured on a rolling four quarter basis of the four most recent quarters, shall not exceed 2.25:1.00.

     (e) Subsection (e) of Section 7.05, Loans and Investments, shall be deleted in its entirety and replaced with the following:

          (e) Borrowers may invest up to twenty-percent (20%) of cash and marketable securities in obligations backed by the full faith and credit of the United States of America maturing not in excess of one year from the date of acquisition, and commercial paper maturing not in excess of one year from the date of acquisition and rated at least P-2 by Moody's Investors Service, Inc. or A-2 by Standard & Poor's Corporation on the date of acquisition;

     (f) Subsection (a) of Section 7.08, Acquisitions; Mergers, Etc., shall be deleted in its entirety and replaced with the following:

          (a) The total legal consideration paid by the Borrowers does not exceed $10,000,000 in the aggregate per fiscal year for all such transactions (excluding transactions where the sole legal consideration is the Stock of a Borrower), except that the total legal consideration may be increased to $30,000,000 in the aggregate per fiscal year if Borrowers maintain cash and marketable securities in excess of $50,000,000 at the time of each transaction;

     (g) Subsection (b) of Section 7.08, Acquisitions; Mergers, Etc., shall be deleted in its entirety and replaced with the following:

          (b) The Person is historically profitable based on unadjusted GAAP during the most recent fiscal year, except where the transaction is an investment in cash to acquire less than 50% of the Person's capital stock ("Minority Investment" and "Minority Investments"), in which case the Person must have a positive EBITDA for the twelve months immediately prior to the transaction, based on unadjusted GAAP, except that the Borrowers shall be entitled to make such Minority Investments in an amount not to exceed $10,000,000 in the aggregate per fiscal year if Borrowers maintain cash and marketable securities in excess of $50,000,000 at the time of each transaction;

     2. Representations and Warranties. (a) The Borrowers hereby represent and warrant to the Agent and the Banks that there is no default or Event of Default under the Credit Agreement, the Loan Documents, or any other document executed in connection therewith.

     (b) Each of the representations and warranties by the Borrowers in or pursuant to the Credit Agreement or any Loan Document are true and correct in all material respects on and as of the date of this Agreement as though made on and as of such date.

     3. Other Terms Confirmed. All other terms and conditions of the Credit Agreement, including, without limitation, the right of the Agent and the Banks to CONFESS JUDGMENT, are hereby confirmed and shall remain in full force and effect without modification. From and after the effectiveness of the amendments set forth in Section 1 hereof, all references in any document or instrument to the Credit Agreement shall mean the Credit Agreement as amended by this Agreement.

     4. No New Indebtedness. The Borrowers specifically acknowledge and agree that this Agreement shall not represent in any way the extension of any additional credit by the Banks to the Borrowers, or the satisfaction of any indebtedness evidenced by Loan Documents or the Credit Agreement as amended hereby.

     5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     6. Headings. The descriptive headings which are used in this Agreement are for convenience only and shall not affect the meaning of any provision of this Agreement.

     7. Governing Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania, without regard to conflict of laws principles.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.


ATTEST:                                    C-COR.NET CORP.
/s/ Joseph E. Zavacky                      By /s/ W. T. Hanelly
------------------------------------            --------------------------------
By: Joseph E. Zavacky                          Name:  W. T. Hanelly
Title: Controller                              Title:  Vice President, Finance
[CORPORATE SEAL]


ATTEST:                                    BROADBAND CAPITAL CORPORATION
/s/ Joseph E. Zavacky                      By /s/ George M. Savereno
------------------------------------            --------------------------------
By: Joseph E. Zavacky                      Name:  George M. Savereno
Title: Director                                Title:  President
[CORPORATE SEAL]

                        MELLON BANK, N.A., as Issuing Bank and as Agent for the Banks


                        By /s/ Joseph N. Butto
                             -----------------------------------------
                            Name:  Joseph N. Butto
                            Title:  Vice President


                        MELLON BANK, N.A., individually as a Bank


                        By /s/ Joseph N. Butto
                             -----------------------------------------
                            Name:  Joseph N. Butto
                            Title:  Vice President


                        FIRST UNION NATIONAL BANK, individually as a Bank


                        By /s/ Robert A. Jenco
                             -----------------------------------------
                            Name: Robert A. Jenco
                            Title:  Senior Vice President

                        PNC BANK, NATIONAL ASSOCIATION, individually as a Bank


                        By /s/ Thomas J. Fowlstom
                             -----------------------------------------
                            Name:  Thomas J. Fowlston
                            Title:  Vice President